EXHIBIT 23
                  CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-03669) and Form S-3 (File Nos. 33-40457 and 33-49620) of Delhaize America,Inc. of our report dated February 9, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS, LLP
Charlotte, North Carolina
March 30, 2000